Exhibit 10.1

THE BOARD OF DIRECTORS

OF

ASTERIKO CORP.

The following is a true copy of the resolution duly adopted by the Board of Directors of this Corporation at a special meeting, notice to this meeting having been waived, held on this 6th January, 2017.

The Board of Directors which was present for this meeting & took active part therein was:

SOMPORN PHATCHAN

ENG WAH KUNG

YUN CHEN ZOU

WHEREAS there has been presented to and considered by this meeting to Amend the Articles of the Corporation and put forth this Motion to Change the Name of the Corporation,

NOW THEREFORE BE IT RESOLVED that the majority of Directors having considered this matter, and having opened the floor to all those who voice a preference in the issue and pursuant to §NRS 78.315, have unanimously decided and RESOLVED that:

From this day forth, the Company shall be known as:

STAR ALLIANCE INTERNATIONAL CORP.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 6th January, 2017

/s/ Somporn Phatchan

Somporn Phatchan, Director, CEO